Exhibit 2.01
Resource Extraction Payment Report

Overview

The table below summarizes the relevant payments to governments made by Murphy Oil Corporation in the year ended December 31, 2024, by country and payment type.

For payments where the Payment Currency differs from the Reporting Currency, the conversion to U.S. dollars is based on the exchange rate as of December 31, 2024.

(Millions of U.S. dollars)
Country	Taxes	Royalties	Fees	Production Entitlements	Community and Social Responsibility (required by law or contract)	Total Amount paid by Country
Brunei	0.6					0.6
Canada	12.2	50.2	3.9	14.7		81.0
Côte d'Ivoire			0.3		2.3	2.6
Mexico			5.4			5.4
United States		298.8	7.1			305.9
Vietnam	0.5				0.3	0.8
Total	$13.3	$349.0	$16.7	$14.7	$2.6	$396.3

Details of payments made to the governments of each country are provided in the following pages.

Exhibit 2.01
Brunei

(Millions of U.S. dollars)
Payee Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Taxes	Total Amount paid by Payee
Government of Brunei Darussalam	USD	USD	2024	Other	0.6	0.6
				Total	$0.6	$0.6

Project Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Taxes	Total Amount paid by Project	Offshore
Oil-Well-BN-BE	USD	USD	2024	Other	0.6	0.6	Offshore-South China Sea
				Total	$0.6	$0.6

Exhibit 2.01
Canada

(Millions of U.S. dollars)
Payee Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Taxes	Royalties	Fees	Production Entitlements	Total Amount paid by Payee
Government of Canada	CAD	USD	2024	Canada	6.5	10.7			17.2
Municipal District of Greenview, Alberta	CAD	USD	2024	Canada	0.9				0.9
Government of Alberta	CAD	USD	2024	Canada	3.3	4.2	0.7		8.2
Government of Alberta	In-Kind [1]	USD	2024	Canada				14.7	14.7
Government of British Columbia	CAD	USD	2024	Canada	1.5	7.8	3.0		12.3
Government of Newfoundland and Labrador	CAD	USD	2024	Canada		27.5	0.2		27.7
				Total	$12.2	$50.2	$3.9	$14.7	$81.0

Project Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Taxes	Royalties	Fees	Production Entitlements	Total Amount paid by Project	Offshore
Oil-Well-CA-NL	CAD	USD	2024	Canada	1.3	38.2	0.2		39.7	Offshore-North Atlantic Ocean
Natural Gas-Well-CA-BC	CAD	USD	2024	Canada	1.7	7.8	2.9		12.4
Oil-Well-CA-AB	CAD	USD	2024	Canada	9.2	4.2	0.8		14.2
Oil-Well-CA-AB	In-Kind [1]	USD	2024	Canada				14.7	14.7
				Total	$12.2	$50.2	$3.9	$14.7	$81.0
1 Payments made in-kind are reported at fair market value based on realized sales price in Canadian dollars, and then converted to U.S. dollars at the exchange rate as of December 31, 2024.

Exhibit 2.01
Côte d'Ivoire

(Millions of U.S. dollars)
Payee Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Fees	Community and Social Responsibility (required by law or contract)	Total Amount paid by Payee
Direction Generale des Hydrocarbures	XOF	USD	2024	Other		2.3	2.3
Petroci Comite de Negociation de CP	XOF	USD	2024	Other	0.3		0.3
				Total	$0.3	$2.3	$2.6

Project Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Fees	Community and Social Responsibility (required by law or contract)	Total Amount paid by Project	Offshore
Oil/Natural Gas-Well-CI-AB	XOF	USD	2024	Other		2.3	2.3	Offshore-Gulf of Guinea
Oil/Natural Gas-Well-CI-AB	USD	USD	2024	Other	0.3		0.3	Offshore-Gulf of Guinea
				Total	$0.3	$2.3	$2.6

Exhibit 2.01
Mexico

(Millions of U.S. dollars)
Payee Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Fees	Total Amount paid by Payee
Fondo Mexicano del Petroleo para la Estabilizacion y el Desarrollo	MXN	USD	2024	Other	3.5	3.5
Servicio de Administracion Tributaria	MXN	USD	2024	Other	1.9	1.9
				Total	$5.4	$5.4

Project Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Fees	Total Amount paid by Project	Offshore
Oil/Natural Gas-Well-MX-TAB	MXN	USD	2024	Other	5.4	5.4	Offshore-Gulf of America
				Total	$5.4	$5.4

Exhibit 2.01
United States of America

(Millions of U.S. dollars)
Payee Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Royalties	Fees	Total Amount paid by Payee
U.S. Department of the Interior	USD	USD	2024	United States	298.8	0.9	299.7
U.S. Office of Natural Resources Revenue	USD	USD	2024	United States		6.2	6.2
				Total	$298.8	$7.1	$305.9

Project Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Royalties	Fees	Total Amount paid by Project	Offshore
Oil-Well-US-LA	USD	USD	2024	United States	284.0	6.7	290.7	Offshore-Gulf of America
Natural Gas-Well-US-LA	USD	USD	2024	United States	14.8	0.4	15.2	Offshore-Gulf of America
				Total	$298.8	$7.1	$305.9

Exhibit 2.01
Vietnam

(Millions of U.S. dollars)
Payee Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Taxes	Community and Social Responsibility (required by law or contract)	Total Amount paid by Payee
Vietnam Oil and Gas Group	USD	USD	2024	Other		0.3	0.3
Ho Chi Minh City Tax Department	USD	USD	2024	Other	0.5		0.5
				Total	$0.5	$0.3	$0.8

Project Name	Payment Currency	Reporting Currency	Fiscal Year	Business Segment	Taxes	Community and Social Responsibility (required by law or contract)	Total Amount paid by Project	Offshore
Oil-Well-VN-31	USD	USD	2024	Other		0.1	0.1	Offshore-South China Sea
Oil-Well-VN-43	USD	USD	2024	Other	0.5	0.2	0.7	Offshore-South China Sea
				Total	$0.5	$0.3	$0.8